            As filed with the Securities and Exchange Commission on May 2, 1997
                                                      Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                               COX RADIO, INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                                    58-1620022
    (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                    Identification No.)


           1400 LAKE HEARN DRIVE                             30319
             ATLANTA, GEORGIA                              (Zip Code)
(Address of Principal Executive Offices)



                              -------------------
                                COX RADIO, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                              -------------------

                         DOW, LOHNES & ALBERTSON, PLLC

                                    Counsel
                        1200 New Hampshire Avenue, N.W.

                                   Suite 800
                             Washington, D.C. 20036

                    (Name and address of agent for service)


                              -------------------

                     Telephone number of agent for service:
                                 (202) 776-2000

                              -------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                         Proposed                  Proposed
  Title of security                                  maximum offering              maximum
   being registered          Amount being                price per            aggregate offering            Amount of
                            registered (**)                share (***)              price               registration fee
------------------------------------------------------------------------------------------------------------------------------
       Class A*
 Common Stock, $1.00
    Par Value Per
     Share.......               350,000                      $ 20.13                  $ 7,045,500               $ 2,135
==============================================================================================================================

(*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an inderminate amount of interests to be offered or sold pursuant to the Plan.

(**) Plus an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(***) The maximum offering price per share is calculated pursuant to Rule
      457(c), (h) using the average high and low prices of the security as of April 28, 1997 as reported on the New York Stock Exchange.


===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         Cox Radio, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


         (2)     The Company's Current Report on Form 8-K filed on April 14,
                 1997.

         (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement on Form 8-A, effective September 26, 1996 (SEC File No. 001-12187), including any amendment thereto or report filed for the purpose of updating such description; and

         (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit. The Company's Amended Certificate of Incorporation contains a provision which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporations (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Amended Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law and each director has signed an indemnification agreement to that effect.


                                    EXHIBITS

*3.1     Amended and Restated Certificate and Incorporation of Cox
         Radio, Inc.

*3.2     Amended and Restated Bylaws of Cox Radio, Inc.

*4.1 Indenture between NewCity Communications, Inc. and Shawmut Bank Connecticut, National Association, as Trustee dated as of November 2, 1993, related to the 11 3/8% Notes due
         2003 of NewCity Communications, Inc.

*4.2 First Supplemental Indenture between NewCity Communications, Inc. and Shawmut Bank Connecticut, National Association, as Trustee, dated as of September 16, 1994, relating to the 11 3/8% Notes due 2003 of NewCity Communications, Inc.

*4.3     Specimen of Class A Common Stock Certificate

 5       Opinion of Dow, Lohnes & Albertson, PLLC

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Ernst & Young LLP

23.3 Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion in Exhibit 5)

99.1     Amended and Restated Cox Radio, Inc. Employee Stock
         Purchase Plan

* Incorporated by reference to the corresponding exhibit of Cox Radio's Registration Statement on Forms S-1, as amended, (File No. 333-08737).

                                  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 29 day of April 1997.


                                COX RADIO, INC.


                                By: /s/ Robert F.Neil
                                   ------------------------------------
                                             Robert F. Neil
                                             President and
                                         Chief Executive Officer

             Signature                                       Capacity                     Date
             ---------                                       --------                     ----
 /s/ Nicholas D. Trigony                                   Director and               April 29, 1997
---------------------------------------------          Chairman of the Board
               Nicholas D. Trigony

  /s/ Robert F. Neil                                  Director, President and         April 29, 1997
---------------------------------------------         Chief Executive Officer
               Robert F. Neil


  /s/ Maritza C. Pichon                               Chief Financial Officer         April 29, 1997
---------------------------------------------      (Principal Financial Officer
                Maritza C. Pichon                    and Principal Accounting
                                                             Officer)



  /s/ James C. Kennedy                                       Director                 April 29, 1997
---------------------------------------------
                 James C. Kennedy

  /s/ David E. Easterly                                      Director                 April 29, 1997
---------------------------------------------
                David E. Easterly

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 29th day of April, 1997.


                                COX RADIO, INC. EMPLOYEE
                                STOCK PURCHASE PLAN


                                By: /s/ Maritza C. Pichon
                                   ------------------------------------
                                           Maritza C. Pichon
                                        Chief Financial Officer
                                        Cox Communications, Inc.

                                 EXHIBIT INDEX


  Exhibit No.                          Exhibit
  -----------                          -------
      *3.1       Amended and Restated Certificate and Incorporation
                 of Cox Radio, Inc.

      *3.2       Amended and Restated Bylaws of Cox Radio, Inc.

      *4.1       Indenture between NewCity Communications, Inc. and
                 Shawmut Bank Connecticut, National Association, as
                 Trustee, dated as of November 2, 1993, related to the 11 3/8% Notes due 2003 of NewCity
                 Communications, Inc.

      *4.2       First Supplemental Indenture between NewCity
                 Communications, Inc. and Shawmut Bank Connecticut, National
                 Association, as Trustee, dated as of September 16, 1994, relating to the 11 3/8% Notes due 2003 of NewCity Communications, Inc.

      *4.3       Specimen of Class A Common Stock Certificate

       5         Opinion of Dow, Lohnes & Albertson, PLLC

      23.1       Consent of Deloitte & Touche LLP

      23.2       Consent of Ernst & Young LLP

      23.3       Consent of Dow, Lohnes & Albertson, PLLC
                 (contained in their opinion in Exhibit 5)

      99.1       Amended and Restated Cox Radio, Inc. Employee Stock
                 Purchase Plan


 * Incorporated by reference to the corresponding exhibit of Cox Radio's Registration Statement on Forms S-1, as amended, (File No. 333-08737).